Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Mercury New Holdco, Inc., of our report dated March 29, 2013 relating to the financial statements of Media General, Inc. (formerly known as New Young Broadcasting Holding Co., Inc.), which appears in Media General, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 9, 2014